Exhibit 5.1

Opinion of Harter, Secrest & Emery LLP

[Letterhead of Harter, Secrest & Emery LLP]

1600 Bausch & Lomb Place
Rochester, New York 14604
Phone: 585-232-6500
Fax: 585-232-2152

November 16, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

As legal counsel for Genesee & Wyoming Inc., a Delaware corporation (the “Company”), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, on a registration statement on Form S-8 (the “Registration Statement”) of up to 1,125,000 shares of the Class A Common Stock, $0.01 par value, of the Company that may be issued pursuant to grants of awards under the Genesee & Wyoming Inc. 2004 Omnibus Incentive Plan (the “Plan”).

We have examined all instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We express no opinion concerning any law other than the corporation laws of the State of Delaware. As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations.

Based on such examination, we are of the opinion that the 1,125,000 shares of Common Stock that may be issued pursuant to awards under the Plan are duly authorized shares of the Company’s Class A Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and non-assessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in such Registration Statement.

Respectfully submitted,

/s/ Harter, Secrest & Emery LLP